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                                                                  EXHIBIT 10.29


                          LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT is dated as of December 18, 1996 (the "Effective Date"), between DATAFLEX CORPORATION, a New Jersey corporation ("Company"), and NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA, a North Carolina corporation with its principal place of business at Riverwood 100 Building, Suite 1000, 3350 Cumberland Circle N.W., Atlanta Georgia 30339 ("Lender").

                                   WITNESSETH:

        WHEREAS, Company has requested a credit facility up to $10,000,000 from Lender, and Lender has agreed to provide such facility on the terms set forth herein;

        NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        1.01.   DEFINITIONS.    As used in this Agreement, the following terms
have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

        "Account" means and includes, as to Company, all of Company's then owned or existing and future acquired or arising (a) right to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, vendor credits, price protection credits, volume rebates, advertising rebates, letters of credit and the right to receive payment thereunder, the Escrow Account and the right to receive payments thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereinafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation


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or liability, and (c) cash and non-cash proceeds of any of the foregoing.

        "Adjusted Outstanding" means, as of the effective date of any Collateral Certificate, (a) (i) the sum of actual outstanding Advances on such day and (ii) Unfunded Approvals for which Inventory has been received by Company, less (b) In-Transit Inventory Advances. For purposes of calculating such Unfunded Approvals for which Inventory has been received by Company, Inventory shall be deemed to be received by Lender on the fourth day after the date of approval of the invoice (or such other number of days as Lender in its sole discretion shall determine is appropriate given periodic reviews by Lender of Company's actual experience).

        "Administrative Fee" has the meaning ascribed thereto in Section 2.05 hereof.

        "Advance" means an advance made by Lender to Company to finance the acquisition of Inventory pursuant to Section 2.01 hereof.

        "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

        "Agreement" means this Loan and Security Agreement.

        "Ameridata" means Ameridata of New Jersey, Inc., a New Jersey corporation, and its successors and assigns.

        "Ameridata Sale Agreement" means the Asset Purchase Agreement dated August 30, 1996 between Ameridata and the Borrower, as amended.

        "Apple Seed Inventory" means Eligible Inventory purchased pursuant to the Apple Seed Program.

        "Apple Seed Program" means the pricing and repurchase program established by Apple Computer Corporation to facilitate Company's distribution and marketing of Apple computers to schools, as the same may be modified and amended from time to time by Apple Computer Corporation with the written consent of Lender.

        "Business Day" means a day of the year on which banks are open for business in both Atlanta, Georgia and Clearwater, Florida.



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     "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

     "Capital Lease" means any capital lease or sublease, as defined in accordance with GAAP.

     "Collateral" has the meaning set forth in Section 4.01 hereof.

     "Collateral Base" means (a) the sum of --

          (i) with respect to continuing operations, the lesser of cost or market value of --

               (A) 100% of Eligible Inventory which is not Apple Seed Inventory;

               (B) 90% of Eligible Inventory which is Apple Seed Inventory equal to or less than 150 days from the original invoice date (hereafter, "from the original invoice date" shall be referred to as "Old"); and

               (C) 50% of Eligible Inventory which is Apple Seed Inventory greater than 150 days Old and equal to or less than 240 days Old;

          (ii) with respect to discontinued operations, the lesser of cost or market value of --

               (A) 50% of Eligible Inventory manufactured by IBM which is equal to or less than 180 days from the Effective date;

               (B) 90% of Eligible Inventory not manufactured by IBM which is equal to or less than 30 days from the Effective Date;

               (C) 80% of Eligible Inventory not manufactured by IBM which is greater than 30 days from the Effective Date and equal to or less than 60 days from the Effective Date;

               (D) 70% of Eligible Inventory not manufactured by IBM which is greater than 60 days from the Effective Date and equal to or less than 90 days from the Effective Date;


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               (E) 60% of Eligible Inventory not manufactured by IBM which is greater than 90 days from the Effective Date and equal to or less than 120 days from the Effective Date; and

               (F) 50% of Eligible Inventory not manufactured by IBM which is greater than 120 days from the Effective Date and equal to or less than 180 days from the Effective Date; and

          (iii) with respect to all operations, 100% of Eligible Vendor
Accounts;

less (b) the balance owed by Company to any vendor under an open account provided by such vendor to Company (provided that in addition to purchasing Inventory from such vendor under an open account, Company also uses the financing provided hereunder to purchase Inventory from such vendor); provided, however, Lender retains the right to adjust advance rates and establish reserves from time to time in its reasonable discretion, based upon charge-off and adjustment experience and other appropriate factors.

     "Collateral Certificate" has the meaning ascribed thereto in Section 6.12(a) hereof.

     "Commitment" means $10,000,000.

     "Company" means DataFlex Corporation, a New Jersey corporation.

     "Compliance Certificate" means a certificate of an officer of Company acceptable to Lender, and in form and substance satisfactory to Lender, (a) certifying that such officer has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to the covenants described in Section 6.01 hereof.

     "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment of thereof,
(b) to purchase Property or services for the


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purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

        "Contract Rights" means and includes, as to Company, all of Company's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

        "Date of Origination" means (i) with respect to any vendor Account arising from the return of merchandise by Company to any vendor, the date the vendor issues an "RMA number" approving such return, and (ii) with respect to any vendor Account arising from a price protection program provided by any vendor, the date that Company gives written notice to such vendor of the applicable pricing adjustment giving rise to such vendor Account.

        "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the balance sheet as liabilities, and in any event including capital leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

        "Default" means any event specified in Section 7.01 hereof, for which any requirement for the giving of notice or lapse of time has not yet been satisfied.

        "Deposit Accounts" means any demand, time, savings, passbook or like account maintained by Company with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

        "Effective Date" has the meaning ascribed thereto in the preamble of this Agreement.

        "Eligible Vendor Account" means an Account arising from the return of merchandise by Company to any vendor or arising from a price protection program provided by any vendor that:

        (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien;


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        (b)     is not unpaid more than 90 days from the Date of Origination;

        (c) is not owing by a vendor located or otherwise resident outside the United States;

        (d) is not payable by a vendor who has suspended business, has made an assignment for the benefit of creditors, is insolvent, or is the subject of a voluntary or involuntary proceeding under any bankruptcy law or other law for the relief of debtors;

        (e) is not subject to any condition, contingency, allowance, defense, dispute, off-set or counterclaim;

        (f)     does not relate to rebilling to the vendor; and

        (g)     is otherwise acceptable to Lender;

provided, however, each Account otherwise satisfying the requirements of subparagraphs (a) through (g) above will be reduced by any contra-balances for amounts then due to the applicable vendor from Company.

        "Eligible Inventory" means Inventory that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is not 121 days or more Old (except for Apple Seed Inventory which may not be greater than 240 days Old and Inventory on account of discontinued operations which may not be greater than 180 days from the Effective Date), and is located at Company's offices as set forth on Schedule 1 hereto, (c) qualifies for repurchase under a valid, enforceable repurchase agreement between Lender and the vendor or manufacturer of the Inventory, (d) is not comprised of spare parts, demonstration Inventory other than Apple Seed Inventory, Inventory in use by Company other than Apple Seed Inventory, out of box Inventory, or RMA Inventory, and (e) is otherwise acceptable to Lender.

        "Environmental Law" means any Law or other authorization or requirement of any Governmental Body relating to actual or threatened emissions, discharges or releases of pollutants, contaminants, or hazardous or toxic materials, or otherwise relating to pollution or the protection of health or the environment.

        "Equipment" means and includes, as to Company, all of Company's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in Company's business operations


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or owned by Company or in which Company has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "Escrow Account" means the escrow account established pursuant to the Ameridata Sale Agreement for the payment of certain post-closing adjustments, as set forth in the Ameridata Sale Agreement and the Escrow Account Agreement.

         "Escrow Account Agreement" means the escrow account agreement between Company and Ameridata and escrow agent, entered into pursuant to the Ameridata Sale Agreement with respect to the payment of certain post-closing adjustments.

         "Event of Default" means any of the events specified in Section 7.01 of this Agreement, provided any requirement for the giving of notice or lapse of time has been satisfied.

         "GAAP" means generally accepted accounting principles applied on a consistent basis.

         "General Intangibles" means, as to Company, all of Company's then owned or existing and future acquired or arising general intangibles, choose in action and causes of action and all other intangible personal property of Company of every kind and nature (other than Accounts), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to Company from any ERISA Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Company is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to Company to secure payment by an Account obligor of any of the Accounts.

         "Governmental Body" means any arbitrator, governmental official, or state, commonwealth, federal, foreign, territorial, or other court or governmental body, including



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any subdivision, agency, department, commission, board, bureau or instrumentality.

         "IBM" means International Business Machines Corporation.

         "IBMCC" means IBM Credit Corporation, Company's Inventory lender prior to the date hereof.

         "In-Transit Inventory Advances" means any Advance made by Lender in respect of Inventory which has not been received by Company. For purposes of calculating In-Transit Inventory Advances, Inventory shall be deemed to be received by the Company on the fourth day after the applicable invoice date (or such other number of days as Lender in its sole discretion shall determine is appropriate given periodic reviews by Lender of Company's actual experience).

         "Intercreditor Agreement" means that certain intercreditor agreement of even date between NationsBank, N.A. (South) and Lender pursuant to which NationsBank, N.A. (South) and Lender agree upon the relative priorities of their Liens in the Collateral, as the same may be modified and amended from time to time.

         "Interest Payment Date" means the 10th day of each calendar month, commencing January 10, 1997.

         "Intellectual Property" means, as to Company, all of Company's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

         "Interest Reserve Account" has the meaning ascribed thereto in Section
2.04 hereof.

         "Inventory" means and includes, as to Company, all of Company's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed



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in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any acquisition of, or beneficial interest in, partnership or membership interests, capital stock or other securities of any Person, or any advance or capital contribution to or other investment in any Person.

         "Law" means any law, regulation, order or decree of any Governmental Body.

         "Lender" means NationsCredit Commercial Corporation of America, a North Carolina corporation.

         "License" means, as to any Person, any license, permit or other authorization by any Governmental Body or third Person necessary or appropriate for such Person to own or operate its business or Property.

         "Lien" means any security interest, lien, pledge, encumbrance, charge or adverse claim of any kind, including without limitation any agreement to give or not to give any lien, or any conditional sale or other title retention agreement.

         "Litigation" means any proceeding, claim or investigation conducted or threatened by or before any Governmental Body.

         "Loan Papers" means this Agreement and all certificates, instruments and agreements delivered by any Person hereunder.

         "Material Adverse Change" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Company or any of its Subsidiaries, (b) upon the respective ability of the Company or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Paper to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Paper or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Paper, in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, emissions, situations, statuses, events, or undertakings.



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         "Money Borrowed" means, as applied to Debt, (a) Debt for money borrowed, (b) Debt, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Debt) or that was issued or assumed as full or partial payment for property, (c) Debt that constitutes a capitalized lease obligation, and (d) Contingent Liabilities, but only to the extent that the obligations guaranteed are obligations that would constitute Debt for Money Borrowed.

         "NationsBank Loan and Security Agreement" means that certain Loan and Security Agreement of even date between Company and NationsBank, N.A. (South), as the same may be modified and amended from time to time.

         "Permitted Debt For Money Borrowed" means (a) Permitted Purchase Money Debt, (b) Debt to NationsBank, N.A. (South) under the NationsBank Loan and Security Agreement, (c) Subordinated Indebtedness, and (d) Debt owing to Barnett Bank of Pinellas County an set forth on Schedule 2 delivered on the Effective Date.

         "Permitted Investments" means Investments of the Company in: (a) negotiable certificates of deposit, time deposits and banker's acceptances issued by NationsBank, N.A. (South) or any Affiliate of NationsBank, N.A. (South) or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales on credit in the ordinary course of business on terms customary in the industry, and (d) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business.

         "Permitted Liens" means; (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) with respect to any Liens securing taxes, assessments and other governmental charges and levies which are due and payable, only to the extent



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such taxes or other charges are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the security interest of Lender in a manner satisfactory to Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of Company's real estate, which in the sole judgment of Lender do not materially detract from the value of such real estate or impair the use thereof in the business of Company; (d) Purchase Money Liens securing Permitted Purchase Money Debt; (e) Liens in favor of NationsBank, N.A. (South) as collateral for Company's obligations under the NationsBank Loan and Security Agreement, provided such liens shall be subordinate to the security interest granted hereunder except as provided in the Intercreditor Agreement; (f) Liens of Lender arising under this Agreement and the other Loan Papers; (g) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Company is fully protected by insurance or in respect of which Company shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of Company, and (h) Liens in favor of Barnett Bank of Pinellas County encumbering the property of the Borrower described on Schedule 3, and securing Debt permitted by clause (d) of the definitions of "Permitted Debt For Money Borrowed".

         "Permitted Purchase Money Debt" means Purchase Money Debt secured only by Purchase Money Liens and capitalized lease obligations, incurred by Company after the date hereof, up to an aggregate amount outstanding at any time equal to $2,000,000.

         "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Governmental Body or unincorporated organization.

         "Plan" means any single employer plan or multiple employer plan, within the meaning of ERISA, established by



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Company or otherwise maintained at any time for Company's employees.

         "Prime Rate" means the prime rate announced by NationsBank, N.A. at its office in Charlotte, North Carolina and in effect on the last business day of a calendar month, effective for the next month.

         "Property" means all types of real, personal, tangible or intangible property.

         "Purchase Money Debt" means Debt created with the prior written consent to Lender to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         "Purchase Money Lien" means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

         "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

         "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt of a Person (other than the Debt to Lender, Debt to NationsBank, N.A. (South) under the NationsBank Loan and Security Agreement and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Subordinated Debt or on any Debt (other than trade debt) owing to an Affiliate of such Person.

         "Rights" means rights, remedies, powers and privileges.

         "RMA Inventory" means merchandise returned by Company to the applicable vendor.



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         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including Contingent Liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Subordinated Indebtedness" means (a) Debt evidenced by the Subordinated Notes which is subordinated to the obligations of Company to Lender secured by the Collateral as set forth in the Subordination Agreements, and (b) any other Debt for Money Borrowed of Company which is subordinated to the obligations of Company to Lender secured by the Collateral on terms and conditions acceptable to Lender in its sole discretion.

         "Subordinated Notes" means those certain promissory notes in the form of Exhibit B attached hereto, with respect to which the outstanding principal balances as of the date hereof are as set forth on Schedule 2 hereof.

         "Subordination Agreements" means the subordination agreements, in form and substance acceptable to the Lender, pursuant to which the Debt evidenced by the Subordinated Notes is subordinated to the obligations of Company to Lender secured by the Collateral.

         "Subsidiary" means, as to any Person, any corporation at least 50% of whose securities having ordinary voting power (other than securities having such power only by reason of happening of a contingency) are owned by such Person, or one or more Subsidiaries of that Person, or a combination thereof.

         "Taxes" means all taxes, assessments, fees or other charges imposed by any Law or Governmental Body.

         "Termination Date" means December _, 1998, or such later date to which the termination of the Commitment may be extended under Section 2.06 hereof.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.



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         "Unfunded Approval" means an unfunded approval that has been issued to a manufacturer or other vendor by Lender, pursuant to which Lender commits to fund Company's obligations under a purchase order submitted by Company to such manufacturer or vendor.

         "Vendor Account" means an Account owed by an Inventory vendor to Company, including, without limitation, Eligible Vendor Accounts.

                                   ARTICLE II

                                    ADVANCES

         2.01. ADVANCES.

         (a) Lender shall, subject to the term and conditions set forth herein, make Advances to Company from time to time until the Termination Date, to fund Company's acquisition of Inventory. Company may borrow, repay and reborrow in accordance with this Agreement. In no event may total outstanding Advances, plus all Unfunded Approvals, exceed the Commitment unless Lender in its sole discretion on a case by case basis elects to fund or issue an approval for any Advance (including Unfunded Approvals) above the Commitment.

         (b) Lender will send Company schedules from time to time listing the amount of each Advance. If Company does not agree with a schedule, it must immediately notify Lender in writing of the objections. Company's failure to notify Lender of an objection within fourteen days shall constitute an acceptance of the schedule.

         (c) In lieu of a promissory note or other instrument evidencing the indebtedness hereunder, Lender will maintain records reflecting Company's outstanding indebtedness. Failure to make notation of any Advance, however, will not affect the obligations of Company. Entries in such records will be conclusive, absent manifest error. Company hereby promises to pay to Lender the principal amount of all Advances, together with accrued interest and other amounts due thereon, all in accordance with the terms of this Agreement.

         2.02. MAKING ADVANCES. On any Business Day, a vendor (at the request of Company, which request shall be deemed made unless Company notifies Lender to the contrary) may contact Lender for an Advance to finance Inventory sold to Company. Subject to the terms and conditions set forth



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herein, Lender will disburse the proceeds of Advances directly to vendors of
Inventory with whom Lender has a repurchase or other dealer financing arrangement acceptable to Lender. Each date of borrowing must be a Business Day. In addition to Advances to vendors as described above, Lender shall make Advances to IBMCC on or before the fourth day following the Effective Date to refinance certain Debt of Company to IBMCC (which Debt financed Company's purchase of certain Inventory).

         2.03. PREPAYMENT AND REPAYMENT OF ADVANCES

         (a) Company may from time to time prepay Advances, in whole or in part. If, at any time prior to the Termination Date, Company terminates the Commitment and repays all outstanding Advances, such termination and repayment shall be accompanied by a termination fee equal to 2% of the Commitment if such termination and repayment occurs on or before the first anniversary of the Effective Date, or 1% of the Commitment if such termination and repayment occurs after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date, or such percentage of the Commitment as Lender and Company agree on or before any extension of the Termination Date; provided, however, if the Termination Date is extended and Company and Lender do not agree on such termination fee on or prior to any such extension, the applicable termination fee shall be the termination fee in effect immediately prior to such extension of the Termination Date.

         (b) Company shall repay the principal amount of each Advance within thirty (30) days of the date of such Advance; provided, however, with respect to any Advance made by Lender on behalf of Company to purchase Apple Seed
Inventory under the Apple Seed Program, the principal amount of each Advance shall be repaid in accordance with the terms of the Apple Seed Program; provided further, however, with respect to any purchase program created hereafter and approved by Lender in its sole discretion, principal on each Advance thereunder shall be due and payable at such time as the parties agree to in writing prior to any such Advance.

         (c) In addition, on the Termination Date, Company shall repay all outstanding Advances, accrued interest and charges, and all other amounts owing to Lender. Notwithstanding the foregoing, if, as of the effective date of any Collateral Certificate, Adjusted Outstandings exceed the lesser of the Commitment and the Collateral Base, Company shall immediately pay to Lender the amount by which the Adjusted Outstandings exceed the lesser of the Commitment and the Collateral Base.

         2.04. INTEREST ON ADVANCES. Advances shall bear interest at a per annum rate equal to the Prime Rate. Lender shall create an interest reserve account (the "Interest Reserve Account") comprised of (i) any interest discount paid by a vendor to Lender on account of an Advance made by Lender hereunder and (ii) any interest discount reflected in an adjustment to the amount payable by Lender on any vendor invoice. With respect to subsection (i) above, such interest shall be credited to the Interest Reserve Account when the interest discount is paid by the applicable vendor to Lender. With respect to subsection (ii) above, such interest shall be credited to the Interest Reserve Account when Lender makes the discounted Advance to the applicable vendor. Accrued interest is due and payable on each Interest Payment Date. Prior to such date, Lender will provide Company with a statement of the balance of the Interest Reserve Account five (5) Business Days prior to the applicable Interest Payment Date. On the Interest Payment Date, Lender will pay the then due and payable interest and Administrative Fees hereunder in an amount up to the balance of the Interest Reserve Account by debiting the Interest Reserve Account and crediting the interest and Administrative Fees due. If the balance of the Interest Reserve Account is insufficient to pay in full the interest and Administrative Fees then due and payable, Company shall pay to Lender any remaining interest and Administrative Fees then due and payable hereunder after giving effect to the credit for the amount held in the Interest Reserve Account. If the funds in the Interest Reserve Account exceed the amount of interest and Administrative Fees then due and payable, such excess shall be deposited into Company's lockbox account maintained at NationsBank, N.A. (South), account number 375-077-6979 on the Interest Payment Date. Notwithstanding the foregoing, upon the occurrence of a Default or Event of Default hereunder, Lender may apply any funds or credits in the Interest Reserve Account to the principal, interest and other charges hereunder in its sole discretion.

         During the existence of any Event of Default, at the option of Lender, amounts owing hereunder shall bear interest at the Prime Rate plus 5% per annum, due and payable on demand.

         2.05. ADMINISTRATIVE FEES. Company shall pay to Lender an administrative fee (the "Administrative Fee") in the amount of 0.15% for each vendor invoice paid by Lender hereunder. Such fee shall be payable monthly on each Interest Payment Date shall be fully earned when due and nonrefundable when paid.

         2.06. EXTENSION OF TERMINATION DATE. The Termination Date shall be automatically extended for successive one-year periods unless either Lender or Company provides to the other written notice of termination not less than 60 days prior to the then effective Termination Date.

         2.07. COMPUTATIONS AND MANNER OF PAYMENTS. Interest will be calculated on a simple interest basis for a year of 360 days, based on actual days elapsed. If any payment is due on a date that is not a Business Day, the due date will be extended to the next Business Day. All payments due hereunder shall be paid in immediately available funds no later than 11:00 a.m. (Atlanta, Georgia time) on the date specified herein. Any payment received by Lender after 11:00 a.m. (Atlanta, Georgia time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest shall continue to accrue. Lender may, at any time and without notice to Company, apply monies received in payment of Company's obligations in such order of application as Lender shall determine. All payments shall be made in United States dollars and without set-off, counterclaim or other defense. Company specifically agrees that it will not delay payment of any obligations to Lender, or assert any defense or set-off with respect to said obligations, on account of a dispute between Company and the vendor or manufacturer of any Inventory. Company will repay the full invoice amount relating to Advances, notwithstanding any allowance or discount provided by the vendor or manufacturer to Lender.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to fulfillment of the following conditions precedent:

         (a) Lender shall be satisfied, in its reasonable discretion, with Company's financial condition, Properties, business, affairs or prospects as of the effective date.

         (b) Company shall have executed and delivered to Lender all Loan Papers, in form and substance satisfactory to Lender.

         (c) Company shall have delivered such financing statements and lien filings as Lender shall request to record and perfect the Liens granted to Lender hereunder. Lender shall have received such UCC and Lien search reports as it shall deem appropriate to evidence that its Liens on the Collateral are first priority Liens, subject only to Permitted Liens.

         (d) Lender shall have received a Collateral Certificate in the form of Exhibit A hereto, in form and detail satisfactory to Lender and showing a Collateral Base in excess of the initial requested Advance.

         (e) Lender shall have received a certificate of a duly authorized officer of Company, certifying that (i) no Default or Event of Default exists,
(ii) the representations and warranties set forth in Article V hereof are true and correct, and (iii) Company has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date.

         (f) Lender shall have received a certificate of a duly authorized officer of Company, certifying (i) that attached copies of Company's articles of incorporation and bylaws are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and (iii) to the incumbency, name and signature of each officer authorized to sign the Loan Papers on behalf of Company. Lender may conclusively rely on this certificate until it is otherwise notified by Company in writing.

         (g) Lender shall have received an opinion of counsel to Company (i) that Company has full power and authority to execute and deliver its Loan Papers; (ii) that the Loan Papers constitute the legal, valid and binding obligations of Company, enforceable in accordance with their term; and (iii) as to such other matters, and otherwise in form and substance, satisfactory to Lender,

         (h) Lender shall have received evidence satisfactory to it that Company is duly organized, validly existing and in good standing in its state of organization, and is duly qualified and in good standing in all other appropriate jurisdictions.

         (i) Lender shall have received a pay off letter from IBMCC in form and substance satisfactory to Lender, together with appropriate Uniform Commercial Code termination statements and other Lien releases as Lender shall request (to be held in escrow by or on behalf of Lender until

Company's Debt to IBMCC is refinanced as described in Section 2.02 hereof).

         (j) Lender shall have received evidence that all conditions precedent to the effectiveness of the NationsBank Loan and Security Agreement have been satisfied.

         (k) All proceedings of Company taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to Lender. Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         3.02. REQUESTS FOR ADVANCES. Each disbursement of an Advance by Lender directly to a vendor for the acquisition of Inventory shall constitute a representation by Company that the date of funding, the following are true:

         (a) the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, and

         (b) no event has occurred or exists, or would result from such Advance, that could constitute a Default or Event of Default.

Lender may condition any Advance upon Lenders receipt, in form and substance acceptable to it, of such other information as it may reasonably deem necessary or appropriate.

                                   ARTICLE IV

                                SECURITY INTEREST

         4.01. SECURITY INTERESTS IN COLLATERAL. As security for all present and future obligations of Company to Lender, whether or not arising under this Agreement, and of whatever kind, now due or to become due, absolute or contingent, joint or several, Company hereby grants to Lender a continuing security interest and Lien on all personal property (excluding fixtures) of Company, whether now owned or hereafter acquired and wherever located (collectively, "Collateral"), including the following:

         (a)      all Accounts,

         (b)      all Inventory,

         (c)      all Equipment,

         (d)      all Contract Rights,

         (a)      all General Intangibles,

         (f)      all Deposit Accounts,

         (g) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Account, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Account, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Account or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

         (j) all files, correspondence,, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account obligor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

         (k) all cash deposited with Lender or any Affiliate thereof or which Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the other Loan Papers, and

         (l) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         An additional security for all present and future obligations of Company to Lender, whether or not arising under this Agreement, and of whatever kind, now due or to become due, absolute or contingent, joint or several, Company grants to Lender for itself and as agent for any Affiliate of Lender a security interest in, and assigns to Lender for itself and as agent for any Affiliate of Lender all of Company's right, title and interest in and to, any deposits or other sums at any time credited by or due from Lender and each Affiliate of Lender to Company, with the same rights therein as if the deposits or other sums were credited by or due from Lender.

         4.02. DUTIES RELATING TO COLLATERAL. So long as this Agreement is in effect or any amounts are owing to Lender, Company agrees that it shall:

         (a) Except for liquidations of up to $100,000 per year, sell and deliver Inventory in the ordinary course of business, and not otherwise sell, transfer, encumber (except with respect to Permitted Liens) or lease any item of Collateral without Lender's prior written consent;

         (b) Keep accurate and complete records of the Collateral; keep all Collateral (including books and records relating thereto) at Company's addresses specified under or pursuant to Schedule 1 hereof; and provide at least 30 days advance written notice to Lender of any change in the location of any Collateral;

         (c) Promptly report and pay all Taxes and other charges against the Collateral; maintain a perfected, first priority Lien in favor of Lender in the Collateral, subject only to Permitted Liens; and discharge all other Liens that from time to time attach to or are asserted against the Collateral;

         (d) Pay all transportation and storage charges on the Collateral; and pay all rents, if any, for the use of premises on which Company keeps any Collateral; and

         (e) Subject to the rights of NationsBank, N.A. (South) under the Intercreditor Agreement: mark all chattel paper, instruments and records evidencing or relating to the Accounts as being subject to the security interest created hereby; take all actions appropriate for the collection and enforcement of Accounts, and for the perfection of any liens securing Accounts; permit Lender to contact Account obligors to verify information provided by Company, and assist Lender in such verification process; and after a Default or Event of Default, not adjust, settle or compromise the amount, payment or performance of any obligations relating to Accounts, without the prior consent of Lender.

         4.03. COLLECTION OF ACCOUNTS. Subject to the rights of NationsBank, N.A. (South) under the Intercreditor Agreement and under the NationsBank Loan and Security Agreement:

         (a) Until Lender exercises its rights to collect the Accounts directly as set forth below, Company will collect all Accounts with diligence, whether or not they constitute Eligible Accounts. Upon the occurrence of an Event of Default, Company will advise any or all Account obligors to make remittances to a lock box established by Lender. Remittances received in the lock box shall be credited to Company's obligations, but all credits are conditional, subject to collection. Returned items and costs relating to any lock box account will be charged to and payable by Company.

         (b) Lender may, upon the occurrence of an Event of Default, with or without cause, (i) give notice of assignment to any or all Account obligors;
(ii) collect any or all Accounts directly, at Company's expense; (iii) settle or adjust disputes and claims directly with Account obligors for amounts and upon terms which Lender considers advisable; (iv) receive, open and dispose of all mail addressed to Company and notify post office authorities to change the address for delivery of Company's mail to an address designated by Lender; (v) endorse Company's name on any checks or other evidence of payment that may come into possession of Lender and on any invoice, freight or express bill, bill of lading or other document; (vi) in Company's name or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on Accounts; (vii) compromise, prosecute or defend any action or claim concerning Accounts; and/or (viii) do any and all things appropriate to carry out the intent of this Agreement, or any other agreement between the parties. Neither Lender nor any person acting as its attorney hereunder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. Company agrees that the powers granted hereunder, are coupled with an interest and shall be irrevocable, as long as the Commitment or any obligations of Company to Lender remain outstanding.

         (c) Notwithstanding the foregoing, the parties agree that Lender is under no duty to take any actions relating to any Accounts, any related agreements or any other Collateral, including any duty as to the collection or protection of Accounts or income therefrom, or the preservation of rights relating thereto.

         4.04. INSURANCE OF COLLATERAL. Company shall keep the Collateral insured for full value against all insurable risks, on terms and with insurers reasonably acceptable to Lender, and with Lender as the loss payee, assignee or additional insured, as appropriate. Company shall provide notice to Lender in writing at least 10 days before changing or canceling any policy. Each policy shall require the insurer to give not less than 30 days prior written notice to Lender of cancellation, and shall provide that Lender's interest will not be impaired by any act or neglect of Company or any other Person nor by any use of the premises for purposes more hazardous than are permitted by the policy.

         4.05. POWER OF ATTORNEY. Company hereby irrevocably appoints Lender, including any officer or employee of Lender as Lender may designate, as Company's true and lawful attorney-in-fact with power of substitution to do the following acts on behalf of Company in connection with the transactions contemplated by the Loan Papers: to prepare, execute and deliver in the name of Company security instruments, financing statements, lien filings and certificates of title relating to Collateral; to endorse Company's name upon any notes, checks, drafts, money orders and other forms of instruments made payable to Company and relating to Collateral; and generally to perform all acts and do all things necessary and proper in connection with the transactions contemplated hereby or in discharge of the powers hereby conferred, including the making of affidavits and the acknowledgment of instruments as fully as if done by Company. The foregoing powers are coupled with an interest and shall be irrevocable, as long as the Commitment or any obligations of Company to Lender remain outstanding.

         4.06. FURTHER ASSURANCES. Company shall execute such financing statements and other instruments and agreements, and shall take such actions, as Lender shall request from time to time to evidence or perfect any Lien granted hereunder. Unless prohibited by Law, Company authorizes Lender to execute and file any financing statement or other instrument or agreement on behalf of Company for the foregoing purposes. The parties agree that a copy of this Agreement or any financing statement may be filed as a financing statement in any appropriate jurisdiction.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Company represents and warrants that the following are true and correct:

         5.01. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its state of organization. The Company is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Company has no Subsidiaries.

         5.02. DUE AUTHORIZATION, VALIDITY. The Board of Directors of Company has duly authorized the execution, delivery and performance of its Loan Papers. No consent of any shareholders of Company is required as a prerequisite to the validity and enforceability of its Loan Papers. Company has full legal right, power and authority to execute, deliver and perform under its Loan Papers. Such Loan Papers constitute the legal, valid and binding obligations of Company, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

         5.03. CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution or delivery of any Loan Papers, and performance thereunder, do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than consents already obtained) on any Properties of Company under, or require any approval, action by or notice to any Governmental Body or other Person pursuant to, the articles of incorporation or bylaws of Company, or any Law or material agreement to which Company or any of its Properties is subject.

         5.04. FINANCIAL STATEMENTS. The financial statements of Company delivered to Lender fairly present Company's financial condition and its results of operations as of the date and for the period shown, and, with respect to the annual financial statements, were prepared in accordance with GAAP. Company's financial statements reflect all material liabilities, direct and contingent, of

Company that are required to be disclosed in accordance with GAAP. Company does not have any material Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not reflected in such financial statements. Company is Solvent.

         5.05. LITIGATION. Except as set forth on Schedule 5.05 hereof, there is no Litigation pending or, to the beat of Company's knowledge, threatened against Company on the date hereof that involves a claim for damages or reasonably expected potential liability of $100,000 or more. There in no pending or, to the best of Company's knowledge, threatened Litigation against Company that could result in a Material Adverse Change.

         5.06. LAWS REGULATING INCURRENCE OF DEBT . NO proceeds of any Advance will be used directly or indirectly to acquire any securities. No Advance will be used to purchase or carry margin stock (as defined in applicable Federal Reserve regulations), nor to extend credit to others to do so. Company is not subject to regulation under any Law that prohibits or restricts its incurrence of Debt in any material respect, including Laws relating to common or contract carriers, or public utility holding companies.

         5.07. LICENSES, TITLE TO PROPERTIES, ETC. Company possesses all Licenses and is not in violation thereof in any material respect. Company has full power, authority and legal right to own and operate its Properties, and to conduct its business. Company has good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except Permitted Liens. Company is not in violation of its articles of incorporation or bylaws, any award of any arbitrator, or any Law or material agreement to which Company or any or any of its Properties is subject. No business or Properties of Company is affected by any strike, lock-out or other labor dispute, casualty, earthquake, embargo or act of God.

         5.08. OUTSTANDING DEBT AND LIENS. Company has no outstanding Debt or Contingent Liabilities which are prohibited by the terms hereof and Company has no Liens, except Permitted Liens.

         5.09. TAXES. Except as set forth on Schedule 5.09 hereof, Company has filed all Tax returns and reports which are required to be filed, and has paid all Taxes, to the extent due and payable, except for certain franchise Taxes disclosed to Lender in writing on or before the date hereof. All Tax liabilities of Company are adequately provided for on its books (including interest and penalties) and adequate reserves have been established therefor in accordance with GAAP. No taxing authority has notified Company of any deficiency in a Tax return nor asserted any Tax liability in excess of that already paid.

         5.10. EMPLOYEE BENEFITS. All employee benefits are provided in accordance with all applicable Laws. Each Plan satisfies the minimum funding standards under all applicable laws, and has no accumulated deficiency. Company has not incurred any withdrawal liability nor engaged in any prohibited transaction with respect to a Plan. Company has not failed to make any payment to a Plan as required under applicable laws, and no reportable event (as defined under ERISA) has occurred. Company has not received any notice from any Governmental Body or administrator of any potential termination of a Plan, and no circumstance or event exists that could constitute grounds for the termination of or appointment of a trustee to administer any Plan.

         5.11. ENVIRONMENTAL LAWS. Company has delivered to Lender copies of all environmental studies and reports conducted or received by Company in connection with its Properties. Such studies cover all real Property, if any, owned in fee by Company and reveal no potential liability, violations or discrepancies under any Environmental Laws. All Licenses have been obtained or filed that are required under any Environmental Laws, unless the failure to obtain or file same could not result in a Material Adverse Change. No Hazardous Materials are generated, produced or released at or in connection with any Properties or operations of Company. Company has no potential liability with respect to any release of Hazardous Materials into the environment.

         5.12. DISCLOSURE. Company has not made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to Lender during the course of application for and negotiation of this Agreement or otherwise in connection with any transactions contemplated hereby. There is nothing known to Company that could materially adversely affect Company's financial condition, Properties or business, or that could result in a Material Adverse Change, which is not set forth herein or in notices hereafter delivered to Lender.

                                   ARTICLE VI

                                   COVENANTS

        So long as this Agreement is in effect or any amounts are owing to Lender, Company agrees that it shall:

        6.01. FINANCIAL COVENANTS. Company shall comply with the financial covenants set forth in Section 10.1 of the NationsBank Loan and Security Agreement as in effect on the Effective Date or as such covenants may thereafter be modified or amended with the written consent of Lender; provided, however, if the NationsBank Loan Security Agreement is terminated prior to the termination of this Agreement, Company shall comply with the financial covenants set forth in Section 10.1 of the NationsBank Loan and Security Agreement (or any other section containing financial covenants) as in effect immediately prior to the termination of such agreement.

        6.02. DEBT. Company shall not incur, create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt for Money Borrowed, except for Permitted Debt for Money Borrowed and Company's Debt to IBMCC provided such Debt to IBMCC is repaid on or before the fourth day following the Effective Date.

        6.03. CONTINGENT LIABILITIES. Company shall not incur, assume or be liable in any manner for any Contingent Liabilities, except those resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

        6.04. LIENS. Company shall not create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of Company, real, personal or mixed, tangible or intangible, except for Permitted Liens and Liens securing Company's Debt to IBMCC; provided such Liens of IBMCC are released on or before the fourth day following the Effective Date.

        6.05.   AMENDMENT OF ORGANIZATIONAL DOCUMENTS; RESTRICTED DISTRIBUTIONS.

                (a) Company shall not amend or modify, or permit the amendment or modification of, its articles of incorporation or bylaws in any material respect, without the prior written consent of Lender (which will not be unreasonably withheld).

                (b) Company shall not declare or make any Restricted Distribution or Restricted Payment, except that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may (a) make payments on the Subordinated Debt (including "earn-out" payments due 90 days after the end of each fiscal year under that certain Asset Purchase Agreement dated as of November 17, 1994 between Company and National Data Products, Inc.) to the extent permitted by the Subordination Agreements or the other subordination provisions applicable thereto, (b) make cash dividends and distributions and redeem shares of its capital stock for cash, in an aggregate amount not to exceed $1,000,000 in any fiscal year, if Company would be permitted to make such dividend, distribution or redemption under the NationsBank Loan and Security Agreement, and (c) convert any Subordinated Debt into stock of the Company, provided no distribution of cash or other consideration (other than stock) is made to any such converting holder of Subordinated Debt.

        6.06. LAWS, LICENSES AND MATERIAL AGREEMENTS. Company shall obtain and comply in all material respects with all applicable Laws and Licenses. Company shall maintain and comply in all material respects with all agreements necessary or appropriate for its business and Properties. Company shall maintain its Plans such that the representation and warranty in Section 5.11 hereof is true at all times.

        6.07. DISPOSITION OF ASSETS. Except as permitted by Section 4.02(a), Company shall not sell, transfer, encumber or lease any of its assets, except sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets.

        6.08. MERGER; INVESTMENTS; BUSINESS. Company shall not merge into or consolidate with any Person, or permit any other Person to merge into or consolidate with it, or form or acquire any Subsidiary. Company shall not change the nature of its business as now conducted. Company shall not make or allow to be outstanding any Investment other than Permitted Investments. Company shall not, after the Effective Date, acquire any Business Unit.

        6.09. INSURANCE. Except as otherwise required by Section 4.04 hereof, Company shall (a) keep its insurable Properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Lender, and (c) maintain such other insurance as may be required by Law or reasonably requested by Lender. Company shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Lender, upon demand, evidence of the maintenance of such insurance. Company shall promptly deliver to Lender copies of all reports provided to insurers.

     6.10. INSPECTION RIGHTS. Company shall permit Lender, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from Company's books and records, to inspect its Properties and to discuss its affairs with any of its directors, officers, employees or accountants, all as Lender may reasonably request. Company agrees to reimburse Lender for the cost of any inspection, but such cost shall not to exceed $1,000 per quarter so long as no Default or Event of Default exists.

     6.11. RECORDS; CHANGES IN GAAP. Company shall keep adequate books and records in conformity with GAAP. Company shall not change its fiscal year nor change its method of financial accounting except in accordance with GAAP. In connection with any change in accounting methods resulting from a change in GAAP, Company and Lender shall make appropriate alterations to the covenants set forth in Section 6.01 hereof, reflecting such change.

     6.12.  REPORTING REQUIREMENTS.  Company shall furnish to Lender:

     (a) No later than 3 Business Days following the Effective Date, a Collateral Certificate in the form of Exhibit A hereto, as modified with the consent of Lender from time to time (a "Collateral Certificate"), together with a detailed aged trial balance of all of its then existing trade Accounts, specifying the name of and the balance due from (and any rebate due to) each trade Account obligor obligated on an Account so listed, a detailed Inventory report (excluding spare parts) and a detailed Vendor Accounts agings report; which Collateral Certificate and reports shall be in form and substance satisfactory to Lender and certified as true and correct, prepared as of the close of business on the Effective Date;

     (b) No later than 3 Business Days after the last day of each accounting week of Company, a Collateral

Certificate, together with a detailed Inventory report (excluding spare parts) and a detailed Vendor Accounts agings report; which Collateral Certificate and reports shall be in form and substance satisfactory to Lender and certified as true and correct, prepared as of the close of business on the last Business Day of such week;

     (c) No later than 15 days after the end of each accounting month of Company, (i) a schedule of Accounts setting forth (A) a detailed aged trial balance of all Company's then existing trade Accounts, specifying the name and the balance due from (and any rebate due to) each trade Account obligor obligated on an Account so listed and (B) a reconciliation to the schedule of Accounts delivered in respect of the next preceding accounting month, (ii) a detailed Inventory report (excluding spare parts), (iii) a spare parts Inventory report, and (iv) a detailed Vendor Accounts agings report; which reports shall be in form and substance satisfactory to Lender and certified as true and correct, prepared as of the close of business on the last day of such month;

     (d) As soon as available and in any event within 30 days after the end of each month, a balance sheet and statement of income of Company for such month and for the portion of the fiscal year ending with such month, prepared in reasonable detail, and certified by an officer of Company (in a manner satisfactory to Lender) as fairly presenting the financial condition and results of operations of Company, together with a Compliance Certificate;

     (e) As soon as available and in any event within 45 days after the end of each quarter, a balance sheet and statement of income of Company for such quarter and for the portion of the fiscal year ending with such quarter, prepared in reasonable detail, and certified by an officer of Company (in a manner satisfactory to Lender), as fairly presenting the financial condition and results of operations of Company, together with a Compliance Certificate.

     (f) As soon as available and in any event within 120 days after the end of each fiscal year of Company, audited balance sheets and statements of income and cash flow for each of Company and Guarantor for such fiscal year, prepared in accordance with GAAP in reasonable detail and accompanied by unqualified opinions of independent certified public accountants acceptable to Lender, together with a Compliance Certificate;

     (g) Promptly upon receipt thereof, copies of all material reports or letters submitted to Company by any auditors or accountants in connection with any annual, interim or special audit;

        (h) As soon as possible but at least 30 days prior to the commencement of each fiscal year, a monthly business plan for such year, including a projected balance sheet, income and cash flow statements, expenses and sales, accompanied by a statement of assumptions and certified by an officer of Company in a manner acceptable to Lender;

        (i) As soon as possible and in any event within five days, a notice of the occurrence of any Default or Event of Default, setting forth the details thereof, and the action being taken or proposed to be taken with respect thereto;

        (j) As soon as possible and in any event within five days, notice of any Litigation pending or threatened against Company which, if determined adversely, could result in damages in excess of $100,000 or more or any other Material Adverse Change, together with a statement of an officer of Company describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

        (k) Promptly after filing, copies of all reports and notices that Company furnishes to NationsBank, N.A. (South) in connection with the NationsBank Loan and Security Agreement;

        (l) Promptly after filing or receipt thereof, copies of all reports and notices that Company furnishes to or receives from any holders of any Debt Contingent Liability relating to a breach, default or event of default thereunder, or otherwise relating to any event or circumstance that could result in a Default or Event of Default;

        (m) No later than 3 Business Days following the Effective Date, a list of unfunded approvals provided by IBMCC as of the Effective Date in form and substance satisfactory to Lender; and

        (n) Promptly upon request, such information concerning the Collateral Base, Accounts, Inventory, Company's financial condition, Properties, business, affairs or prospects, and other matters, as Lender may from time to time reasonably request.

        6.13. TRANSACTIONS WITH AFFILIATES. Except as permitted herein, Company shall not enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate.

        6.14. FURTHER ASSURANCES. Within 30 days after the Effective Date, Company shall deliver to Lender documentation (in form and substance satisfactory to Lender) evidencing Ameridata's agreement to pay to Lender any Vendor Accounts collected by Ameridata pursuant to the Ameridata Sale Agreement or any related sale documents. Additionally, within 30 days after the Effective Date, Company shall become qualified to do business as a foreign corporation in the State of Georgia and provide Lender with evidence of same. Company at its expense will promptly execute and deliver to Lender, or cause to be executed and delivered to Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Company in the Loan Papers, or to correct any omissions in the Loan Papers, or more fully to state the obligations set out herein or in any of the Loan Papers, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested by Lender.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

        7.01. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

        (a) Company shall fail to pay any principal payable under Section 2.03(c) hereunder when due, or the Company shall fail to pay any other principal (other than principal due under Section 2.03(c)), interest, fees, or other amounts payable under any Loan Papers within five (5) days after the date such payment was due;

        (b) Any representation or warranty of Company made in connection with this Agreement or any transactions contemplated hereby shall be incorrect or misleading in any material respect when given;

        (c) Company shall fail to perform or observe (i) any term or covenant set forth in Article IV or Article VI hereof, or (ii) any other term or covenant contained in any Loan Paper (other than as specifically provided for otherwise in this Section 7.01) and such failure shall continue for a period of 30 days after written notice thereof has been given to the Company by Lender;

        (d) Any provision of any Loan Papers shall, for any reason, not be valid and binding on Company, or shall be declared to be null and void; the validity or enforceability of any provision of any Loan Papers shall be contested by Company; or any breach, default or event of default shall occur or exist under any Loan Papers after any applicable grace period;

        (e) Any of the following shall occur: (i) Company shall make an assignment for the benefit of creditors, be insolvent or unable to pay its debts as they come due, or cease doing business as a going concern; (ii) Company shall petition any Governmental Body for the appointment of a trustee, receiver or liquidator of it or any of its assets, or shall commence any proceedings under any bankruptcy, reorganization, insolvency, moratorium, liquidation or other debtor relief Laws; (iii) any petition shall be filed, or any such proceedings shall be commenced, against Company under any such Laws and the same is not dismissed or otherwise discharged within 60 days, or an order, judgment or decree shall be entered approving such petition or appointing any trustee, receiver or liquidator for Company, or any of their assets; or (iv) any final order, judgment or decree shall be entered decreeing Company's dissolution, split-up or divestiture of assets;

        (f) Company shall fail to make any payment when due with respect to any Debt or Contingent Liability of $100,000 or more, and such failure shall continue after any applicable grace period; Company shall fail to observe any term or condition of any agreement relating to any Debt or Contingent Liability of $100,000 or more, and such failure shall continue after any applicable grace period; or any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof;

        (g) Company shall have any final judgment(s) outstanding against it for the payment of $200,000 or more, and such judgment(s) shall remain unstayed and unpaid for over 30 days;

        (h) There shall be an issuance of an order of attachment in excess of $100,000 against Company or any of its Property, or there shall be damage to or destruction of a substantial part of the Collateral;

        (i) Company shall have any material change in its ownership, management or control;

        (j) Lender shall determine that there has been any Material Adverse Change; or

        (k) There shall occur any Event of Default (as such term is defined in the NationsBank Loan and Security Agreement) under the NationsBank Loan and Security Agreement.

        7.02    REMEDIES UPON DEFAULT.  If any Event of Default described in
Section 7.01(e) hereof shall occur with respect to Company, all amounts owing to Lender shall, to the extent permitted by applicable Law, become immediately due and payable without any action by Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law. If any other Event of Default shall occur and be continuing, Lender may do any one or more of the following from time to time:

        (a) Declare all Advances, interest and other amounts owing to Lender immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law;

        (b)  Terminate or reduce the Commitment; and/or

        (c) Subject to the rights of NationsBank, N.A. (South) under the NationsBank Loan and Security Agreement and under the Intercreditor Agreement, exercise any other Rights afforded under any agreement, by Law, at equity or otherwise, including those Rights of a secured party under the Uniform Commercial Code in effect in any jurisdiction where the Collateral is kept. Such Rights shall include the right to cancel any Unfunded Approvals, to direct Company to return any Inventory to a vendor or manufacturer thereof for credit or refund, to enter any of Company's premises with or without legal process, but without force, and/or to take possession of and remove Collateral, and books and records relating to Collateral. Subject to the rights of NationsBank, N.A. (South) under the NationsBank Loan and Security Agreement and under the Intercreditor Agreement, at Lender's request during an Event of Default, Company will assemble, prepare for removal and make available to Lender at a place to be designated by Lender which is reasonably convenient to both parties such items of Collateral as

Lender may from time to time request. During the continuance of an Event of Default, Lender may take control of any funds generated by the Collateral, notify Account obligors to make payment to an account or location designated by Lender, and in Lender's name or Company's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral, including without limitation Accounts and related instruments and security therefor. Ten days written notice of a public sale date or the date after which a private sale may occur shall be a reasonable notice. Lender shall not be chargeable with responsibility for the accuracy or validity of any document or for the existence or value of any Collateral, and shall not be liable for failure to collect any amounts owing on an Account or instrument. Company waives all relief from all appraisement, valuation, deficiency or exemption laws now in force or hereafter enacted. LENDER SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OF ITS OFFICERS, AGENTS OR EMPLOYEES, ABSENT GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

        7.03. CUMULATIVE RIGHTS. All Rights available to Lender under the Loan Papers shall be cumulative of and in addition to all other Rights under any other agreement, at Law or in equity. The acceptance by Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of an Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

        7.04. PERFORMANCE BY LENDER; EXPENDITURES. Should any covenant of Company fail to be performed in accordance with the terms of the Loan Papers, Lender may, at its option, attempt to perform such covenant on behalf of Company. It is expressly understood, however, that Lender does not assume and shall never have any liability or responsibility for the performance of any obligations of Company. Any amounts expended or incurred by Lender in the performance of any such act or in the enforcement of this Agreement (including reasonable attorneys' fees) shall constitute part of the obligations secured hereunder, will bear interest at the default rate hereunder and will be payable upon demand.

        7.05 CONTROL. None of the provisions hereof shall be deemed to give Lender any right to exercise control over the affairs and/or management of Company, which the parties agree is retained by Company.

                                  ARTICLE VII

                                 MISCELLANEOUS

        8.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of any Loan Papers, nor consent to any departure by Company therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        8.02. NOTICES. Unless otherwise provided herein, all notices, demands and other communications under the Loan Papers shall be in writing and shall be personally delivered, sent by telecopy or telex (answerback received), or sent by certified mail, postage prepaid, to the following addresses:

        (a)     If to Company:

                Dataflex Corporation
                2145 Calumet Street
                Clearwater, Florida 34625
                Attention:  Debbie Medley

        (b)     If to Lender:

                NationsCredit Commercial Corporation of America
                1000 Holcomb Woods Parkway, Suite 240
                Roswell, Georgia 30076
                Attention:  Regional Manager, Business Finance

                with a copy to:

                NationsCredit Commercial Corporation
                Riverwood 100 Building
                3350 Cumberland Circle, N.W.
                Suite 1000
                Atlanta, Georgia 30339
                Attention:  Patricia J. Naghshineh, Esq.
                            Associate General Counsel

or to such other address as any party shall hereafter designate in written notice to the other party. All notices, demand and other communications will be effective when so personally delivered or sent by telecopy or telex, or five days after being so mailed; provided, however, that notices to Lender pursuant to Article II hereof shall only be effective when received.

        8.03. PARTIES IN INTEREST. The Loan Papers shall bind and inure to the benefit of the parties hereto, and their successors and assigns. Lender may from time to time assign its rights or obligations hereunder, but Company may not assign or transfer it rights or obligations hereunder (whether voluntarily or by operation of Law), without the prior written consent of Lender.

        8.04. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand (i) all reasonable costs and expenses of Lender in connection with the preparation, negotiation and administration of any Loan Papers, including without limitation reasonable attorneys' fees, (ii) all reasonable costs and expenses (including reasonable attorneys' fees) of Lender in connection with any extension, modification, waiver or release of any Loan Papers, and (iii) all reasonable costs and expenses of Lender incurred in any work-out or enforcement of any Loan Papers, including reasonable attorneys' fees and the costs and expenses of environmental or other consultants. Company shall pay any stamp, debt, recordation, withholding and other Taxes payable in connection with any Loan Papers or payments thereunder (other than Taxes on the overall net income of Lender), and agrees to save Lender harmless from and against all liabilities relating to any Taxes arising by virtue of the execution, delivery and performance of the Loan Papers and the transactions contemplated thereunder excluding Taxes on the income of Lender. All payments by Company shall be made free and clear of and without deduction for any Taxes (other than Taxes on the income of Lender) of any nature now or hereafter existing.

        8.05. INDEMNIFICATION BY COMPANY. Company agrees to indemnify, defend and hold harmless Lender and its Affiliates, directors, officers, agents, employees and representatives, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of any Loan Papers (including in connection with or as a result, in whole or in part, of the negligence of any of them), any transaction related hereto or thereto, or any act, omission or transaction of Company, or any of its Affiliates, or any of its directors, officers, agents, employees or representatives; provided, however, that Company shall not indemnify, defend and hold harmless any indemnified Person for losses or damages that Company proves were caused by such Person's willful misconduct or gross negligence. Company agrees that Lender shall never be liable to Company for any consequential damages. This indemnity shall survive repayment of Company's obligations to Lender.

     8.06 HAZARDOUS WASTE INDEMNIFICATION. Company shall indemnify and hold harmless Lender, its parent company, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance on, under or about Company's property or operations or property leased to Company, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity shall survive repayment of Company's obligations to Lender.

     8.07. DISCLAIMER OF WARRANTY. COMPANY ACKNOWLEDGES THAT LENDER HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. COMPANY IRREVOCABLY WAIVES ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE INVENTORY AND OTHER COLLATERAL WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. Any such claims shall not alter, diminish or otherwise impair Company's liabilities or obligations to Lender hereunder. Lender does not assume any obligations of Company relating to the Inventory, any Accounts, any contract obligations, or any other obligations or duties arising from the Collateral.

     8.08. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Company be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstance Lender shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Advances and any remainder shall be refunded to the payor.

        8.09. SEVERABILITY; COUNTERPARTS. If any provision of any Loan Papers is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, and the Loan Papers shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof. This Agreement and the other Loan Papers may be executed in any number of counterparts.

        8.10. GOVERNING LAW. This Agreement and the other Loan Papers shall be governed by and construed in accordance with the laws of the Georgia. The state and federal courts located in Georgia, including the U.S. District Court for the Northern District of Georgia, shall have jurisdiction to determine any claim or dispute pertaining to this Agreement, and the parties expressly submit and consent to such jurisdiction.

        8.11. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS OR ANY RELATED MATTERS.

        8.12. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [remainder of pay intentionally left blank]

        IN WITNESS WHEREOF, this Loan and Security Agreement is executed under seal as of the date first set forth above.

                                DATAFLEX CORPORATION


                                By /s/ Anthony G. Lembo                  (SEAL)
                                   -------------------------------------
                                   Title: President

                                        Attest:
                                                ------------------------------

                                             Title:
                                                    --------------------------



                                NATIONSCREDIT COMMERCIAL CORPORATION
                                OF AMERICA


                                BY /s/ Merle E. Kasnes                  (SEAL)
                                   -------------------------------------
                                   Title: Senior Vice President

                                        Attest:
                                                ------------------------------

                                             Title:
                                                    --------------------------